                                                                   EXHIBIT 10.16

                    THE CORTLAND SAVINGS AND BANKING COMPANY
                      AMENDED SALARY CONTINUATION AGREEMENT

     THIS AMENDED SALARY CONTINUATION AGREEMENT (this "Agreement") is made and entered into as of this ________ day of _________________ , 2002, by and between The Cortland Savings and Banking Company, an Ohio-chartered, FDIC-insured member bank with its main offices in Cortland, Ohio (the "Bank") and Rodger W. Platt (the "Executive").

     WHEREAS, the Executive has contributed substantially to the success of the Bank and its parent company, Cortland Bancorp, an Ohio corporation, and the Bank desires that the Executive continue in its employ,

     WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank's general assets,

     WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned,

     WHEREAS, the Bank and the Executive entered into a Salary Continuation Agreement dated as of March 1, 2001, providing for specified retirement benefits for the Executive after termination of his employment,

     WHEREAS, regulations promulgated under ERISA (the Employees Retirement Income Security Act) that became effective on January 1, 2002 govern the regulation of claims procedures contained in the Executive's form of Salary Continuation Agreement,

     WHEREAS, Clark/Bardes Consulting, a benefits consulting firm involved in the design and administration of the Executive's Salary Continuation Agreement, is recommending to its clients that the definition of disability should not create unwanted burdens under the revised ERISA regulations effective January 1, 2002,

     WHEREAS, the revised disability definition in this Agreement, as well as the revised Claims and Review Procedure in Article 6 in this document, were drafted by ERISA counsel retained by Clark/Bardes Consulting, and

     WHEREAS, the Bank and the Executive have negotiated and agreed to miscellaneous changes in the terms and conditions of the March 1, 2001 Salary Continuation Agreement, including but not limited to revision of the definition of "disability" and updating of the claims and review provisions of Article 6.

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified --

     1.1 "Accrual Balance" means the amount reflected in Schedule A, which is the amount required to be accrued by the Bank according to generally accepted accounting principles to account for benefits that may become payable to the Executive under this Agreement.

     1.2 "Change in Control" means any of the following events occur:

     (a) Acquisition of Significant Stock Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of Cortland Bancorp's voting securities (but this clause (a) shall not apply to beneficial ownership of voting shares of Cortland Bancorp held by the Bank or another subsidiary of Cortland Bancorp in a fiduciary capacity). A Change in Control of Cortland Bancorp shall not be deemed to have occurred solely because acquisition by Cortland Bancorp of its own voting securities reduces the number of shares outstanding, causing a person's beneficial ownership to exceed 25% of Cortland Bancorp's voting securities; provided that, if after such acquisition by Cortland Bancorp such person becomes the beneficial owner of additional Cortland Bancorp voting securities, increasing the percentage of outstanding Cortland Bancorp voting securities beneficially owned by such person, a Change in Control of Cortland Bancorp shall be deemed to have occurred,

     (b) Acquisition of Control under Federal Banking Law. a person acquires the power to direct Cortland Bancorp's management or policies, if Cortland Bancorp's board of directors determines that such acquisition constitutes or will constitute an acquisition of control of Cortland Bancorp for the purposes of the Bank Holding Company Act or the Change in Bank Control Act and the regulations thereunder,

     (c) Change in Board Composition: during any period of two consecutive years, individuals who constitute Cortland Bancorp's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof, provided, however, that -- for purposes of this clause (c) -- each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have been a director at the beginning of the two-year period,

     (d) Merger: Cortland Bancorp merges into or consolidates with another corporation, or merges another corporation into Cortland Bancorp, and as a result less than 50% of the total voting power of the surviving corporation immediately after the merger or consolidation is held by persons who were the stockholders of Cortland Bancorp's voting securities immediately before the merger or consolidation, or

     (e) Sale of Assets: Cortland Bancorp sells to a third party all or substantially all of Cortland Bancorp's assets. For purposes of this Agreement, sale of all or substantially all of Cortland Bancorp's assets includes sale of the Bank alone.

     1.3 "Disability" means the Executive suffers a sickness, accident or injury that is determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. At the Bank's request, the Executive must submit to the Bank proof of the carrier's or Social Security Administration's determination.

     1.4 "Early Retirement Age" means the Executive's 65th birthday.

     1.5 "Early Termination" means Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause, or within one year after a Change in Control.

     1.6 "Early Termination Date" means the month, day, and year in which Early Termination occurs.

     1.7 "Effective Date" means March 1, 2001.

     1.8 "Normal Retirement Age" means the Executive's 70th birthday.

     1.9 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

     1.10 "Person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

     1.11 "Plan Year" means a twelve-month period commencing on March 1 and ending on the last day of February of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

     1.12 "Termination for Cause" means the Bank terminates the Executive's employment for any one of the following reasons --

     (a) gross negligence or gross neglect of duties,

     (b) commission of a felony or commission of a misdemeanor involving moral turpitude, or

     (c) fraud, disloyalty, dishonesty, or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank.

     1.13 "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason whatsoever, other than because of a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred.

                                    ARTICLE 2
                                LIFETIME BENEFITS

     2.1 Normal Retirement Benefit. For Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement.

     2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $60,000. In its sole discretion, the Bank's board of directors may increase the annual benefit under this Section 2.1.1, but any increase shall require recalculation of Schedule A.

     2.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in 12 equal monthly installments, payable on the last day of each month, beginning with the month after the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for 15 years.

     2.2 Early Termination Benefit. For Early Termination on or after the Executive's Early Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

     2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the Early Termination Date (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1). If the Bank's board of directors increases the annual benefit under Section 2.1.1, the increase shall require recalculation of the Early Termination annual benefit on Schedule A.

     2.2.2 Payment of Benefit. The Bank shall pay the Early Termination annual benefit to the Executive in 12 equal monthly installments, payable on the last day of each month, beginning with the month after the Normal Retirement Age. The annual benefit shall be paid to the Executive for 15 years.

     2.3 Disability Benefit. For Termination of Employment because of Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

     2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan

          Year 1). If the Bank's board of directors increases the annual benefit under Section 2.1.1, the increase shall require recalculation of the Disability annual benefit on Schedule A.

     2.3.2 Payment of Benefit. The Bank shall pay the Disability annual benefit amount to the Executive in 12 equal monthly installments, payable on the last day of each month, beginning with the month after the Normal Retirement Age. The annual benefit shall be paid to the Executive for 15 years.

     2.4 Change-in-Control Benefit. If the Executive's employment with Cortland Bancorp or the Bank terminates within one year after a Change in Control (excepting Termination for Cause), the Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement.

     2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Change-in-Control benefit set forth in Schedule A. If the Bank's board of directors increases the annual benefit under Section 2.1.1, the increase shall require recalculation of the Change-in-Control lump sum benefit on Schedule A.

     2.4.2 Payment of Benefit. The Bank shall pay the Change-in-Control benefit to the Executive in one lump sum within 3 days after the Executive's Termination of Employment.

     2.5 Petition for Payment of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit. If the Executive is entitled to the normal retirement benefit provided by Section 2.1, the Early Termination benefit provided by Section 2.2, or the Disability benefit provided by Section 2.3, the Executive may petition the board of directors to have the Accrual Balance amount corresponding to that particular benefit paid to the Executive in a single lump sum after (a) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid, and (b) addition of interest at the rate of 8.0% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

     2.6 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive is receiving the benefit provided by Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive, his beneficiaries, or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive, his beneficiaries, or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive, his estate, or beneficiaries under Section 2.1.2, Section 2.2.2, or
Section 2.3.2 after (a) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid, and (b) addition of interest at the rate of 8.0% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

     2.7 Contradiction in Terms of Agreement and Schedule A. If there is a contradiction in the terms of this Agreement and Schedule A attached hereto concerning the benefits due under Section 2.2, 2.3, or 2.4 hereof, then the actual amount of benefits prescribed by this Agreement shall control.

                                    ARTICLE 3
                                 DEATH BENEFITS

     3.1 Death During Active Service. If the Executive dies before the Normal Retirement Age while in the active service of the Bank, instead of any other benefit payable under this Agreement the Bank shall pay to the Executive's beneficiary(ies) the benefit described in the Amended Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A.

     3.2 Death During Benefit Period. If the Executive dies after benefit payments under Article 2 have commenced but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary(ies) at the same time and in the same amounts they would have been paid to the Executive had the Executive survived. In that case, no death benefit shall be payable under this Article 3.

     3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under Article 2 but dies before payments commence, the benefits shall be payable to the Executive's beneficiary(ies), but payments shall commence on the last day of the month after the date of the Executive's death.

     3.4 Petition for Benefit Payments. If the Executive dies before receiving any or all benefit payments to which he is entitled under Section 2.1, Section 2.2, or Section 2.3, respectively, the Executive's beneficiary(ies) or estate may petition the board of directors to have the Accrual Balance corresponding to that particular benefit paid to the Executive's beneficiary(ies) or estate in a single lump sum after (a) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid, and (b) addition of interest at the rate of 8.0% on the Accrual Balance not yet paid for the period from the Executive's Termination of Employment to payment of the lump sum amount. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

     3.5 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive's Estate or Beneficiaries at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive's estate or beneficiary(ies) is receiving the benefit provided by
Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive's beneficiary(ies) or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive's beneficiary(ies) or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive's estate or beneficiary(ies) under Section 2.1.2, Section 2.2.2, or Section 2.3.2 after (a) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid, and (b) addition of interest at the rate of 8.0% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

                                    ARTICLE 4
                                  BENEFICIARIES

     4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

     5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if Termination of Employment is a result of Termination for Cause.

     5.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

     5.3 Removal. If the Executive is removed from office or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

     5.4 Insolvency. If the Superintendent of Financial Institutions appoints the Federal Deposit Insurance Corporation as receiver for the Bank pursuant to Ohio Revised Code section 1125.20, all obligations under this Agreement shall terminate as of the date of the Bank's declared insolvency, but vested rights of the contracting parties shall not be affected.

     5.5 FDIC Open-Bank Assistance. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act. 12 U.S.C. 1823(c). Any rights of the parties that have already vested, however, shall not be affected by such action.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

     6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows --

     6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

     6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth --

          6.1.3.1 The specific reasons for the denial,

          6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed, 6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

          6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA (Employees Retirement Income Security Act) Section 502(a) following an adverse benefit determination on review.

     6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows --

     6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

     6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

     6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth --

          6.2.5.1 The specific reason for the denial,

          6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

          6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                                  MISCELLANEOUS

     7.1 Amendment and Termination. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

     7.2 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

     7.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     7.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

     7.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred. Failure of the Bank to obtain such assumption agreement before effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the Change-in-Control benefit provided in
Section 2.4.

     7.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     7.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

     7.8 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

     7.9 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

     7.10 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to --

     (a) interpreting the provisions of this Agreement,

     (b) establishing and revising the method of accounting for this Agreement,

     (c) maintaining a record of benefit payments, and

     (d) establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

     7.11 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     7.12 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and to the full extent consistent with law each such other provision shall continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision not held invalid, and to the full extent consistent with law the remainder of such provision, together with all other provisions of this Agreement, shall continue in full force and effect.

     7.13 Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

     7.14 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

     (a) If to the Bank, to --
                              Board of Directors
                              The Cortland Savings and Banking Company
                              194 West Main Street
                              P.O. Box 98
                              Cortland, Ohio 44410-1466

     (b) If to the Executive, to --
                              Rodger W. Platt
                              360 Cherry Hill
                              Cortland, Ohio 44410

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

     7.15 Payment of Legal Fees. The Bank is aware that upon the occurrence of a Change in Control, then current management of the Bank may cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Bank to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Bank that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if after a Change in Control it should appear to Executive that (a) the Bank has failed to comply with any of its obligations under this Agreement, or (b) in the event that the Bank or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from, Executive the benefits intended to be provided to Executive hereunder, the Bank irrevocably authorizes Executive from time to time to retain counsel of his choice at the expense of the Bank as provided in this Section 7.15, to represent Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder or other person affiliated with the Bank, in any jurisdiction. The fees and expenses of counsel selected from time to time by Executive as herein above provided shall be paid or reimbursed to Executive by the Bank on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $500,000. Notwithstanding any existing or previous attorney-client relationship between the Bank or Cortland Bancorp and any counsel chosen by the Executive under this Section 7.15, the Bank irrevocably consents to the Executive's entering into an attorney-client relationship with that counsel, and the Bank and the Executive agree that a confidential relationship shall exist between the Executive and that counsel.

     7.16 Cost of Living Adjustment for Section 7.15 Payment of Legal Fees. Upon the occurrence of a Change in Control, the $500,000 cap on legal fee reimbursement provided by Section 7.15 will be subject to a cost of living adjustment equal to the value of the expression A x B, in which expression --

          A = $500,000; and

          B = Cost of living adjustment or inflation factor. This is computed by dividing the Consumer Price Index for All Urban Consumers ("CPI-U") prepared by the U.S. Bureau of Labor Statistics, or any successor thereto, for the January of the year during which the Change in Control occurs by the CPI-U for January 2000.

The cost of living adjustment provided in this Section 7.16 shall be considered to be part of the Executive's payment of legal fees for purposes of this Agreement.

     To explain the cost of living adjustment calculation for Payment of Legal Fees, we use the following example.

     First, we determine the appropriate CPI-Us. The Agreement calls for the use of the CPI-Us for January 2000 and the January of the year during which the Change in Control occurs. Assume a Change in Control occurs in April 2009. For illustrative purposes only, the CPI-U for January 2000 is 156.7, and the CPI-U for January 2009 is 213.3.

     Second, we calculate the cost of living adjustment or inflation factor. To do this, we divide the CPI-U for January 2009 (213.3) by the CPI-U for January 2000 (156.7). Our result is 1.361 (i.e., a 36.1 percent increase).

     Finally, we calculate the raw cost of living adjustment. To do this, we multiply the base Payment of Legal Fees amount by the inflation factor. In our example, $500,000 multiplied by the inflation factor of 1.361 equals $680,500.

     7.17 Modified 280G Gross Up. (a) Additional Payment to Account for Excise Taxes. If as a result of a Change in Control the Executive becomes entitled to acceleration of benefits under this Agreement or otherwise (collectively, the "Total Benefits"), and if any part of the Total Benefits is subject to the excise tax under section 280G and section 4999 of the Internal Revenue Code of 1986, as amended, (the "Excise Tax"), Cortland Bancorp shall pay to the Executive the following additional amounts, consisting of (1) a payment equal to the Excise Tax payable by the Executive under section 4999 on the Total Benefits (the "Excise Tax Payment") and (2) the "Gross-Up Payment" (collectively, the "Adjusted Gross-Up Payment Amount"). The Adjusted Gross-Up Payment Amount shall be calculated by first determining the full gross-up amount needed to provide the Excise Tax Payment net of all income, payroll, and excise taxes. The difference between the full gross-up amount (which includes the Excise Tax Payment) and the Excise Tax Payment shall then be multiplied by 80% to determine the Gross-Up Payment. Schedule B is an illustration of how the Gross-Up Payment and the Adjusted Gross-Up Payment Amount due the Executive are calculated. Payment of the Adjusted Gross-Up Payment Amount shall be made in addition to the amount set forth in Section 2.4.

     (b) Calculating the Excise Tax. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

     (1) Determination of "Parachute Payments" Subject to the Excise Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's Termination of Employment (whether under the terms of this Agreement or any other agreement, or other plan or arrangement with Cortland Bancorp, the Bank, any person whose actions result in a Change in Control or any person affiliated with Cortland Bancorp, the Bank, or such person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by Cortland Bancorp as of the date immediately before the Change in Control (the "Accounting Firm") such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Internal Revenue Code in excess (as defined in section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

     (2) Calculation of Benefits Subject to Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (b) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1) above), and

     (3) Value of Noncash Benefits and Deferred Payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of sections 280G(d)(3) and (4) of the Internal Revenue Code.

     (c) Assumed Marginal Income Tax Rate. For purposes of determining the Adjusted Gross-Up Payment Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Adjusted Gross-Up Payment Amount is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of Termination of Employment, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

     (d) Return of Reduced Excise Tax Payment or Payment of Additional Excise Tax. If the Excise Tax is later determined to be less than the amount taken into account hereunder when the Executive's employment terminated, the Executive shall repay to Cortland Bancorp -- when the amount of the reduction in Excise Tax is finally determined -- the portion of the Adjusted Gross-Up Payment Amount attributable to the reduction (plus that portion of the Adjusted Gross-Up Payment Amount attributable to the Excise Tax, federal, state, and local income taxes and FICA and Medicare withholding taxes imposed on the Adjusted Gross-Up Payment Amount being repaid by the Executive to the extent that the repayment results in a reduction in Excise Tax, FICA, and Medicare withholding taxes and/or a federal, state, or local income tax deduction).

     If the Excise Tax is later determined to be more than the amount taken into account hereunder when the Executive's employment terminated (due, for example, to a payment whose existence or amount cannot be determined at the time of the Adjusted Gross-Up Payment Amount), Cortland Bancorp shall make an additional Adjusted Gross-Up Payment Amount to the Executive for that excess (plus any interest, penalties, or additions payable by the Executive for the excess) when the amount of the excess is finally determined.

     7.18 (a) Accounting Firm Gross-Up Determination. Subject to the provisions of Section 7.17, all determinations required to be made under this Section 7.18 -- including whether and when an Adjusted Gross-Up Payment Amount is required, the Adjusted Gross-Up Payment Amount and the assumptions to be used to arrive at the determination (collectively, the "Determination") -- shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Cortland Bancorp and the Executive within 15 business days after receipt of notice from Cortland Bancorp or the Executive that there has been an Adjusted Gross-Up Payment Amount, or such earlier time as is requested by Cortland Bancorp.

     (b) Fees and Expenses of the Accounting Firm and Agreement with the Accounting Firm. All fees and expenses of the Accounting Firm shall be borne solely by Cortland Bancorp or the Bank. Cortland Bancorp and the Bank shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

     (c) Accounting Firm's Opinion. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion to that effect, and to the effect that failure to report Excise Tax, if any, on the Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

     (d) Accounting Firm's Determination Is Binding. The Determination by the Accounting Firm shall be binding on Cortland Bancorp, the Bank, and the Executive.

     (e) Underpayment and Overpayment. Because of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that an Adjusted Gross-Up Payment Amount that should have been made will not have been made by Cortland Bancorp ("Underpayment"), or that an Adjusted Gross-Up Payment Amount will be made that should not have been made by Cortland Bancorp ("Overpayment"), consistent with the calculations for the Adjusted Gross-Up Payment Amount required to be made hereunder.

     If, after a Determination by the Accounting Firm, the Executive is required to make a payment of additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred. The Underpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by Cortland Bancorp to or for the benefit of the Executive.

     If the Adjusted Gross-Up Payment Amount exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made. The Overpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue
Code) shall be paid promptly by the Executive to or for the benefit of Cortland Bancorp. Provided that his expenses are reimbursed by Cortland Bancorp or the Bank, the Executive shall cooperate with any reasonable requests by Cortland Bancorp in any contests or disputes with the Internal Revenue Service relating to the Excise Tax.

     (f) Accounting Firm Conflict of Interest. If the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the Determinations required hereunder (in which case the term "Accounting Firm" as used in this Agreement shall be deemed to refer to the accounting firm appointed by the Executive under this paragraph).

     IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Amended Salary Continuation Agreement as of the date first written above.

EXECUTIVE:                              BANK:
                                        THE CORTLAND SAVINGS AND BANKING COMPANY


                                        By:
-------------------------------------       ------------------------------------
Rodger W. Platt


                                        By:
                                            ------------------------------------
                                            Lawrence A. Fantauzzi
                                        Title: Senior Vice President,
                                               Controller,
                                               Chief Financial Officer, and
                                               Secretary-Treasurer

                             BENEFICIARY DESIGNATION

                    THE CORTLAND SAVINGS AND BANKING COMPANY
                      AMENDED SALARY CONTINUATION AGREEMENT

                                 RODGER W. PLATT

     I designate the following as beneficiary of any death benefits under this Amended Salary Continuation Agreement:

     Primary: __________________________________________________________________

              __________________________________________________________________

     Contingent: _______________________________________________________________

                 _______________________________________________________________

     NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE
          TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

     I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature:
           --------------------------
           Rodger W. Platt

Date: ___________ , 2002

Accepted by the Bank this _______ day of _____________, 2002.


By:
    ---------------------------------
    Lawrence A. Fantauzzi
Title: Senior Vice President,
       Controller,
       Chief Financial Officer, and
       Secretary-Treasurer

                                   SCHEDULE A

                    THE CORTLAND SAVINGS AND BANKING COMPANY
                      AMENDED SALARY CONTINUATION AGREEMENT

                                 RODGER W. PLATT

                                  EARLY
                               TERMINATION                   CHANGE-IN-CONTROL
                                  ANNUAL       DISABILITY        LUMP SUM
                     VESTED      BENEFIT         ANNUAL           BENEFIT
 PLAN     ACCRUAL    ACCRUAL   PAYABLE AT       BENEFIT           PAYABLE
 YEAR     BALANCE    BALANCE        70       PAYABLE AT 70    IMMEDIATELY (1)
------   --------   --------   -----------   -------------   ----------------
   1     $ 88,652   $ 88,652     $13,986        $13,986          $900,000
   2     $184,661   $184,661     $26,899        $26,899          $900,000
   3     $288,640   $288,640     $38,823        $38,823          $900,000
   4     $401,248   $401,248     $49,834        $49,834          $900,000
   5     $523,203   $523,203     $60,000        $60,000          $900,000
   6                                                             $900,000
   7                                                             $900,000
   8                                                             $900,000
   9                                                             $900,000
  10
  11
  12
  13
  14
  15

(1) This assumes the Executive remains employed by the Bank and has not availed of (i) the Normal Retirement benefit following retirement after attaining age 70, (ii) the Early Retirement benefit following retirement after attaining age 65, or (iii) the Disability benefit.

                AMENDED SALARY CONTINUATION AGREEMENT SCHEDULE B

 ILLUSTRATION OF SECTION 280G CALCULATION AND COST OF 80% SECTION 280G GROSS-UP
                                CORTLAND BANCORP
                            TRANSACTION DATE: 11/1/00

                                                                                                ADJUSTED 50%
                                                                         TOTAL PARACHUTE    GROSS-UP PAYMENT DUE
                                                    TOTAL VALUE OF     PAYMENTS WITH FULL      EXECUTIVE UNDER
                                                   CHANGE-IN-CONTROL      SECTION 280G       SEVERANCE AGREEMENT
                                                       PAYMENTS             GROSS-UP            SECTION 2(B)
                                                   -----------------   ------------------   --------------------
BASE AMOUNT ....................................       $ 83,014

TOTAL PARACHUTE PAYMENTS:
   Nonqualified benefits arising
      under SERP ...............................        411,103

   Total parachute payments, before
      gross-up .................................        411,103

Threshold amount ((3 x Base Amount - $1.00)) ...        249,041

Parachute payments in excess of threshold
   amount ......................................       $162,062

EXCISE TAX ON PARACHUTE PAYMENT:
   Total parachute payments ....................                            $411,103
   Base Amount .................................                             (83,014)

Parachute payment subject to Excise Tax ........                             328,089
Multiplied by excise tax rate ..................                                 x20%

Initial Excise Tax on parachute payment ........                              65,618

GROSS-UP FOR TAXES, IF APPLICABLE:
   Federal income tax rate .....................                             39.6000%
   Excise Tax rate .............................                             20.0000%
   Ohio state income tax rate ..................                              7.0000%
   Local income tax rate .......................                              2.0000%
   FICA rate ...................................                              1.4500%
   Phase-out of itemized deductions ............                              1.1880%
   Federal tax benefit of state and local
      income tax ...............................                             (3.5640)%

Gross-up marginal tax rate .....................                             67.6740%

100% minus gross-up marginal rate ..............                             32.3260%

Full payment to gross up for taxes .............                            $202,988

ADJUSTED GROSS-UP PAYMENT AMOUNT:
   Full 100% gross-up amount ...................                                                  $202,988
   Minus Excise Tax payment ....................                                                   (65,618)

                                                                                                   137,370
   Multiplied by 80% ...........................                                                       x80%

                                                                                                   109,896
   Plus Excise Tax payment .....................                                                    65,618

      Adjusted Gross-Up Payment Amount .........                                                  $175,514


                                       15